CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of ParkerVision, Inc. of our report dated March 29, 2018 relating to the financial statements and financial statement schedule, which appears in ParkerVision, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Certified Public Accountants
Jacksonville, Florida
November 5, 2018